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Exhibit 23.2

Consent of Pricewaterhouse Coopers LLP

        We hereby consent to the use in this Registration Statement on Form S-4 of priceline.com Incorporated of our report dated March 9, 2012 except for the change in the presentation of comprehensive income, discussed in Note 2 to the consolidated financial statements, as to which the date is May 7, 2012 relating to the financial statements and financial statement schedule of KAYAK Software Corporation which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Stamford, CT
December 13, 2012

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  Exhibit 23.2